Exhibit 3.2

METROPOLITAN LIFE INSURANCE COMPANY

Amended and Restated By-Laws

(as of December 21, 2023)

Amended and Restated

By-Laws of Metropolitan Life Insurance Company

ARTICLE I

SHAREHOLDERS

Section 1.1    Annual Meetings. The annual meeting of the shareholders of the corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on the second Tuesday of June, or otherwise, within 30 days before or after that date, as the board of directors of the corporation (the “Board”) may determine, provided that the Superintendent of Financial Services of the State of New York (or any governmental officer, body or authority that succeeds the Superintendent as the primary regulator of the corporation’s insurance business under applicable law) is given notice of the date determined by the Board prior to such date, at such place, either within or without the State of New York, as may be fixed from time to time by resolution of the Board and set forth in the notice or waiver of notice of the meeting. In lieu of an annual meeting of shareholders, action may be taken by the unanimous written consent of the shareholders in accordance with Section 1.9 hereof.

Section 1.2    Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the Chief Executive Officer (or, in the event of such Chief Executive Officer’s absence or disability, by any Director who is also an officer (hereafter, an “Officer Director”)), or the Board. A special meeting shall be called by the Chief Executive Officer (or, in the event of such Chief Executive Officer’s absence or disability, by an Officer Director), or by the Secretary, immediately upon receipt of a written request therefor by shareholders holding in the aggregate not less than 25% of the outstanding shares of the corporation at the time entitled to vote at any meeting of the shareholders, which request shall state the purpose or purposes of such meeting. If such officers shall fail to call such meeting within 20 days after receipt of such request, any shareholder executing such request may call such meeting. Such special meetings of the shareholders shall be held at such places, within or without the State of New York, as shall be specified in the respective notices or waivers of notice thereof.

Section 1.3    Notice of Meetings. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called and by or at whose direction such notice is being issued, to be given personally, by electronic communication or first class mail, not fewer than ten nor more than sixty days before the date of the meeting.

No notice of any meeting of shareholders need be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in a written waiver of notice. The attendance of any shareholder, in person or by proxy, at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, prior to the conclusion of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 1.4    Quorum. Except as otherwise required by law or by the Amended and Restated Charter of the corporation (the “Charter”), the presence in person or by proxy of the holders of record of a majority of the votes of shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business at such meeting. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

Section 1.5    Voting. Every holder of record of shares entitled to vote at a meeting of shareholders shall be entitled to one vote for each share standing in such shareholder’s name on the books of the corporation on the record date set therefor. Except as otherwise required by law, by the Charter, or by Section 1.7 hereof (regarding the election of directors), any corporate action shall be authorized by a majority of the votes cast in favor of or against such action by the holder of record of shares represented at any meeting at which a quorum is present. An abstention shall not constitute a vote cast.

Section 1.6    Proxies. Every shareholder entitled to vote at any meeting of the shareholders or to express consent to or dissent from corporate action without a meeting may, in any legally valid manner, authorize another person or persons to vote at any such meeting and express such consent or dissent for such shareholder by proxy. No such proxy shall be voted or acted upon after the expiration of eleven months from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable.

Section 1.7    Election and Term of Directors. The directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting of shareholders. Each director shall hold office until the expiration of the term for which he or she is elected and until such director’s successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. At each annual meeting of the shareholders of the corporation, at which a quorum is present, the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in such election.

Section 1.8    Organization; Procedure. The Board shall determine whom from among the officers or directors of the corporation shall preside at the meeting of shareholders. The order of business and all other matters of procedure at every meeting of shareholders may be determined by such chairperson. The Secretary, or in the event of the Secretary’s absence or disability, an Assistant Secretary or, in the Assistant Secretary’s absence, an appointee of the chairperson, shall act as Secretary of the meeting.

Section 1.9    Consent of Shareholders in Lieu of Meeting. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by law, by the Charter or by these By-Laws, the meeting and vote of shareholders may be dispensed with, if all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1    Regular Board Meetings. Regular meetings of the Board for the transaction of any business shall be held at such times and places, either within or without the State of New York, as may be fixed from time to time by resolution of the Board; provided, however, that at least one regular meeting of the Board shall be held in each calendar year. Except as otherwise required by law or these By-Laws, notice of regular meetings need not be given.

Section 2.2    Special Board Meetings, Waiver of Notice. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or any three directors. Special meetings of the Board may be called (i) if notice is given to each Director personally or by telephone, including a voice messaging system, or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, on such advance notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, or (ii) if notice is mailed to each Director, addressed or transmitted to him or her at such Director’s usual place of business or other designated location, on five (5) days’ notice. Notice of any meeting of the Board need not, however, be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Every such notice shall state the time, place and purpose of the meeting.

Section 2.3    Participation by Telephone. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting of the Board or such committee for quorum and voting purposes.

Section 2.4    Action Without a Meeting. Any action which is required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or such committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 2.5    Number, Quorum and Adjournments. The Board shall consist of not less than seven directors (except for vacancies temporarily unfilled) nor more than thirty directors, as may be determined by the Board by resolution adopted by a majority of the authorized number of directors immediately prior to any such determination. The authorized number of directors of the corporation may be increased or decreased at any time by a vote of the majority of the authorized number of directors immediately prior to such vote; provided, however, that no such decrease in the authorized number of directors shall shorten the term of any incumbent director. Not less than one-third of the directors shall be persons who are not officers or employees of the corporation or of any entity controlling, controlled by, or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting stock of the corporation or any such entity (“Non-Management Directors”). At any meeting of the Board, the presence of at least a majority of the authorized number of directors, at least one of whom shall be a Non-Management Director, shall constitute a quorum for the transaction of business.

Except as otherwise provided by law or these By-Laws, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. A majority of the directors present, whether or not a quorum shall be present, may adjourn any meeting. Notice of the time and place of an adjourned meeting of the Board shall be given if and as determined by a majority of the directors present at the time of the adjournment.

Section 2.6    Presiding Director. The Chairman shall preside at meetings of the Board. In the absence of the Chairman, the Board shall determine whom from among the directors shall preside at meetings of the Board.

Section 2.7    Board Vacancies. Any vacancy in the Board, including any vacancy resulting from any increase in the authorized number of directors or the removal of any director, except a removal of a director without cause, shall be filled by a vote of the Board until the next annual meeting of shareholders of the corporation and until such director’s successor shall have been elected and qualified; provided, however, that if the number of directors then in office is less than a quorum, any vacancy may be filled by a vote of a majority of directors then in office.

Section 2.8    Chairman. The Board shall elect a Chairman of the Board from among the directors. The Chairman of the Board shall have such duties and powers as set forth in these By-Laws or as shall otherwise be conferred upon the Chairman from time to time by the Board.

ARTICLE III

COMMITTEES

Section 3.1    Standing Committees. The Board shall have the following standing committees, each consisting of not less than three directors, as shall be determined by the Board:

Executive Committee

Investment Committee

Compensation Committee

Audit Committee

Governance and Corporate Responsibility Committee

Finance and Risk Committee

Section 3.2 Designation of Members and Chair of Standing Committees. At its first meeting following the annual meeting of shareholders of the corporation, the Board shall, by resolution adopted by a majority of the then authorized number of directors, designate from among the directors the members of the standing committees and from among the members of each such committee a chair thereof, which members shall serve as such, at the pleasure of the Board, so long as they shall continue in office as directors, until the meeting following the next annual meeting of shareholders of the corporation and thereafter until the appointment of their successors. Each member of the Audit Committee, the Compensation Committee and the Governance and Corporate Responsibility Committee shall be a Non-Management Director, and not less than one-third of the members of each other committee shall be Non-Management Directors. The Board may by similar resolution designate one or more directors as alternate members of such committees, who may replace any absent member or members at any meeting of such committees; provided, however, that the membership of the committee shall satisfy the preceding sentence following such designation. Vacancies in the membership or chair positions of any standing committee may be filled in the same manner as original designations at any regular or special meeting of the Board.

Section 3.3    Notices of Times of Meetings of Standing Committees and Presiding Directors. Meetings of each standing committee shall be held upon call of the Chairman of the Board, or upon call of the chair of such standing committee or two members of such standing committee. Meetings of each standing committee may also be held at such other times as it may determine. Meetings of a standing committee shall be held at such places and upon such notice as it shall determine or as shall be specified in the calls of such meetings. Any such chair, if present, or such member or members of each committee as may be designated by the Chairman of the Board, shall preside at meetings thereof or, in the event of the absence or disability of any thereof or failing such designation, the committee shall select from among its members present a presiding director.

Section 3.4    Quorum. At each meeting of any standing committee there shall be present to constitute a quorum for the transaction of business at least a majority of the members but in no event less than two members, at least one of whom shall be a Non-Management Director. Subject to the preceding sentence, any alternate member who is replacing an absent member shall be counted in determining whether a quorum is present. The vote of a majority of the members present at a meeting of any standing committee at the time of the vote, if a quorum is present at such time, shall be the act of such committee.

Section 3.5    Standing Committee Minutes. Each of the standing committees shall keep minutes of its meetings.

Section 3.6    Executive Committee. The Executive Committee, during the intervals between meetings of the Board, except as otherwise provided in Section 3.13, shall have and may exercise the authority of the Board in the management of the property, business and affairs of the corporation.

Section 3.7    Investment Committee. The Investment Committee, subject to and as may be provided in any resolution of the Board, shall have and may exercise the authority of the Board with respect to the management of the investment assets of the corporation, including purchases and sales thereof.

Section 3.8    Compensation Committee. The Compensation Committee shall recommend to the Board the selection of all principal officers (as determined by the Committee) and such other officers as the Committee may determine to elect or appoint as officers, shall evaluate the performance and recommend to the Board the compensation of such principal officers and such other officers as the Committee may determine. Except as otherwise provided in any resolution of the Board, the Committee shall have and may exercise all the authority of the Board with respect to compensation, benefits and personnel administration of the employees of the corporation and may elect or appoint officers as provided in Section 4.2 of these By-Laws.

Section 3.9    Audit Committee. The Audit Committee shall have and may exercise the authority of the Board: to recommend to the Board the selection of the corporation’s independent certified public accountants; to review the scope, plans and results relating to the internal and external audits of the corporation and its financial statements; and to review the financial condition of the corporation. Except as otherwise provided in any resolution of the Board, the Committee shall have and may exercise the authority of the Board: to monitor and evaluate the integrity of the corporation’s financial reporting processes and procedures; to assess the significant business and financial risks and exposures of the corporation and to evaluate the adequacy of the corporation’s internal controls in connection with such risks and exposures, including, but not limited to, accounting and audit controls over cash, securities, receipts, disbursements and other financial transactions; and to review the corporation’s policies on ethical business conduct and monitor compliance therewith.

Section 3.10    Governance and Corporate Responsibility Committee. The Governance and Corporate Responsibility Committee shall nominate candidates for director for election by shareholders and for filling vacancies on the Board. Except as otherwise provided in any resolution of the Board, the Committee shall review and make recommendations to the Board with respect to the organization, structure, size, composition and operation of the Board and its Committees, including, but not limited to, the compensation for non-employee directors and shall review and make recommendations with respect to other corporate governance matters and matters that relate to the corporation’s status as a subsidiary of a publicly-held company.

Section 3.11    Finance and Risk Committee. The Finance and Risk Committee shall, in conformity with guidelines established from time to time by the Board, approve or make recommendations to the Board with respect to the approval of financial matters, including, but not limited to, acquisitions and divestitures proposed by management, the payment of dividends on the corporation’s outstanding equity securities, investments in and funding of the corporation’s subsidiaries and affiliates, and the issuance or assumption by the corporation of financial guarantees, indemnity obligations and other contingent obligations.

Section 3.12 Special Committees. The Board may, by resolution adopted by a majority of the then authorized number of directors, designate special committees, each consisting of three or more directors of the corporation, which committees, except as otherwise prescribed by law or by Section 3.13, shall have and may exercise the authority of the Board to the extent provided in the resolutions designating such committees. Nothing herein shall be deemed to prevent the Chairman of the Board from appointing one or more special committees of directors for the purpose of advising the Chief Executive Officer; provided, however, that no such committee shall have or may exercise any authority of the Board.

Section 3.13    Limitations of the Authority of Committees. Notwithstanding any other provisions of these By-Laws, no committee shall have authority as to the following matters:

(1)	the submission to shareholders of any action that needs shareholder approval under applicable law;

(2)	the filling of vacancies in the Board or in any committee;

(3)	the fixing of compensation of the directors for serving on the Board or on any committee;

(4)	the amendment or repeal of these By-Laws or adoption of new By-Laws; and

(5)	the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

ARTICLE IV

OFFICERS

Section 4.1    Chief Executive Officer. The Board shall determine whom from among the officers shall act as Chief Executive Officer.

Subject to the control of the Board and to the extent not otherwise prescribed by these By-Laws, the Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board, shall manage the business of the Company and shall possess such other powers and perform such other duties as may be incident to the office of chief executive officer.

Section 4.2    Other Officers. In addition to the Chief Executive Officer, the Board may elect or appoint one or more Presidents, one or more Vice-Presidents, a Chief Financial Officer, a Secretary, a Treasurer, a Controller and a General Counsel or Chief Legal Officer, and such other officers as it may deem appropriate, except that officers of the rank of Vice-President and below may be elected or appointed by the Compensation Committee of the Board. Officers may also be elected or appointed as provided in the corporation’s Charter. Officers other than the Chief Executive Officer shall have such powers and perform such duties as may be authorized by these By-Laws or by or pursuant to authorization of the Board or the Chief Executive Officer.

Section 4.3    Removal. All officers elected or appointed by the Board or the Compensation Committee shall hold office at the pleasure of the Board or the Compensation Committee, as applicable. An officer elected by the shareholders may be removed, with or without cause, by vote of the shareholders, but the officer’s authority to act as an officer may be suspended by the Board for cause.

ARTICLE V

EXECUTION OF PAPERS

Section 5.1    Instruments. Any officer, or any employee or agent designated for the purpose by the Chief Executive Officer, or a designee of the Chief Executive Officer, shall have power to execute all instruments in writing necessary or desirable for the corporation to execute in the transaction and management of its business and affairs (including, without limitation, contracts and agreements, transfers of bonds, stocks, notes and other securities, proxies, powers of attorney, deeds, leases, releases, satisfactions and instruments entitled to be recorded in any jurisdiction, but excluding, to the extent otherwise provided for in these By-Laws, authorizations for the disposition of the funds of the corporation deposited in its name and policies, contracts, agreements, amendments and endorsements of, for or in connection with insurance or annuities).

Section 5.2    Deposits; Checks. Any funds of the corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board, the Chief Executive Officer, the Chief Financial Officer or the Treasurer or by such officers or agents as may be authorized by the Board or the Chief Executive Officer, the Chief Financial Officer or the Treasurer to make such determination. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as the Board or the Chief Executive Officer from time to time may determine.

Section 5.3    Policies. All policies, contracts, agreements, amendments and endorsements, executed by the corporation as insurer, of, for or in connection with insurance or annuities shall bear such signature or signatures of such officer or officers as may be designated for the purpose by the Board.

Section 5.4    Facsimile Signatures. All instruments necessary or desirable for the corporation to execute in the transaction and management of its business and affairs, including those set forth in Section 5.2 and 5.3 of these By-Laws, may be executed by use of or bear facsimile signatures or other marks as and to the extent authorized by the Board or a committee thereof or the chief executive officer. If any officer or employee whose facsimile signature has been placed upon any form of instrument shall have ceased to be such officer or employee before an instrument in such form is issued, such instrument may be issued with the same effect as if such person had been such officer or employee at the time of its issue.

ARTICLE VI

CAPITAL STOCK

Section 6.1    Certificates of Shares. Every holder of shares in the corporation shall be entitled to have a certificate (unless such shares shall be uncertificated shares) signed by, or in the name of the corporation by (i) the Chairman of the Board, a President or a Vice-President, and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her in the corporation. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable provisions of law, the Charter and these By-Laws.

Section 6.2    Lost, Stolen or Destroyed Certificates. The Board may direct that a new certificate be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 6.3    Transfers of Stock; Registered Shareholders. Shares of stock of the corporation shall be transferable only upon the books of the corporation kept for such purpose upon surrender to the corporation or its transfer agent or agents of a certificate (unless such shares shall be uncertificated shares) representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer.

The Board, subject to these By-Laws, may make such rules, regulations and conditions as it may deem expedient concerning the subscription for, issue, transfer and registration of, shares of stock. Except as otherwise provided by law, the corporation, prior to due presentment for registration of transfer, may treat the registered owner of shares as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

Section 6.4    Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal or corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

Section 6.5    Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrar. The same person may act as transfer agent and registrar for the corporation.

Section 6.6    Dividends. Subject to any applicable provisions of law and the Charter, dividends or other distributions upon the outstanding shares of the corporation may be declared by the Board at any regular or special meeting of the Board, and any such dividend or distribution may be paid in cash, property, bonds or shares of the corporation, including the bonds or shares of other corporations, except as limited by applicable law.

ARTICLE VII

GENERAL

Section 7.1    Indemnification of Directors and Officers. To the full extent permitted by the laws of the State of New York, the corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person, or such person’s testator or intestate,

(1)	is or was a director of the corporation (but not also an employee of the corporation or any of its affiliates), or

(2)	with respect to acts or omissions prior to February 25, 2014 as to which the officer requested indemnification from the corporation prior to February 25, 2014, is or was an officer of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with or as a result of such action or proceeding, or any appeal therein.

ARTICLE VIII

EMERGENCY BOARD OF DIRECTORS

Section 8.1    Emergency Board of Directors. Notwithstanding any different provision in the New York Business Corporation Law, the New York Insurance Law, the Charter, or these By-Laws, (i) during a period in which, by reason of loss of life, epidemic disease, destruction or damage of property, contamination of property by radiological, chemical or bacteriological means, or disruption of the means of transportation and communications, resulting from an attack (as defined in Article 1 of the New York State Defense Emergency Act), it is impossible or impracticable for the business of insurance in New York to be conducted in strict accord with the provisions of law or charters applicable thereto, and (ii) to the extent required by declaration of the Superintendent of Financial Services under such Act, prior to such period and after an attack, as a result of which a quorum of the Board cannot readily be convened for action, this By-Law provision shall apply. All the powers and duties vested in the Board shall vest automatically in an Emergency Board of Directors (the “Emergency Board”), which shall consist of all members of the Board who are readily available and capable of acting. The Emergency Board shall use all reasonable efforts to promptly provide notice of the change in the status of the Board to the Superintendent of Financial Services of the New York State Department of Financial Services. This Emergency Board shall have and may exercise all of the powers of the Board in the management of the business and affairs of the corporation. A meeting of the Emergency Board may be called by any director or any member of the most senior executive management committee of the corporation (the “Executive Leadership Team”).

Notice of the time and place of the meeting shall be given by or on behalf of the person calling the meeting to only such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including by telephone, personal delivery, facsimile or email. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting. Two members in attendance shall constitute a quorum at any meeting of the Emergency Board. The Emergency Board shall continue to be vested with the powers and duties of the Board until such time following the emergency as a quorum of the original members of the Board prior to the emergency can readily be convened for action.

ARTICLE IX

AMENDMENT OF BY-LAWS

Section 9.1    Amendments. These By-Laws or any of them may be amended, altered or repealed by the Board at any regular or special meeting if written notice setting forth the proposed amendment, alteration or repeal shall have been mailed or otherwise provided to all directors at least five days before the meeting or upon the affirmative vote by the holders of a majority of the outstanding shares; provided, however, that Section 7.1 of these By-Laws may not be amended, altered or repealed by the Board or the shareholders so as to affect adversely any then existing rights of any director or officer.